Exhibit 3.2
NextG Networks, Inc.
AMENDED AND RESTATED BYLAWS
(initially adopted on April 16, 2001)
(as amended on September 2, 2008 and effective as of the
closing of NextG’s initial public offering)

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

Page
ARTICLE X — AMENDMENTS	18

10.1 General Amendments	18
10.2 Certain Amendments	18

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NEXTG NETWORKS, INC. BYLAWS
ARTICLE I — CORPORATE OFFICES
     1.1 Registered Office. The NextG Networks, Inc. (“NextG”) registered office will be fixed in NextG’s certificate of incorporation, as may be amended from time to time (the “Certificate”).
     1.2 Other Offices. At any time, NextG’s board of directors (the “Board”) may establish other NextG offices at any place or places where NextG is qualified to do business.
ARTICLE II — STOCKHOLDER MEETINGS
     2.1 Stockholder Meeting Locations. The Board will designate each stockholder meeting location, which may be at any place within Delaware or outside Delaware. In the Board’s sole discretion, the Board may determine that any stockholder meeting will not be held at any place, but instead will be held by remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any specific contrary Board designation or determination, all stockholder meetings will be held at NextG’s principal executive office.
     2.2 Annual Stockholder Meeting. NextG will hold a stockholder meeting each year. The Board will designate each annual meeting’s specific date and time. In the absence of such specific Board designation, NextG’s annual stockholder meeting will be held each year on the second Tuesday of May at 10:00 a.m. Pacific time. However, if any such day falls on a legal holiday, then the annual stockholder meeting will be held at the same time and place on the next succeeding business day. At the annual stockholder meeting, NextG directors will be elected and any other proper business may be transacted.
     2.3 Special Stockholder Meeting.
          (a) Authority. At any time, the Board, the Board chairperson, NextG’s chief executive officer, or NextG’s president (in the absence of a NextG chief executive officer) may call a special stockholder meeting. No other person or persons may call any special stockholder meeting.
          (b) Conducted Business. At each stockholder meeting, no business may be conducted other than the business specified in the corresponding special stockholder meeting notice. Nothing contained in this Section 2.3 will be construed as limiting, fixing, or affecting the time at which a stockholder meeting called by Board action may be held.
     2.4 Annual Stockholder Meeting Notices and Advance Notice Procedures.
          (a) Authorized Business. At each annual stockholder meeting, only business that is properly brought before the annual meeting will be conducted. To properly bring business before an annual meeting, business must be: (i) specified in the annual meeting notice (or in any corresponding annual meeting notice supplement) given by the Board or at the Board’s direction, (ii) otherwise properly brought before the annual meeting by the Board or at the Board’s direction, or (iii) otherwise properly brought before the annual meeting by a stockholder. To properly bring business before an annual meeting, a stockholder must have given timely written notice to NextG’s corporate secretary in the manner specified in Section 2.4(b) and Section 2.4(c).
          (b) Stockholder Notice Timing. To be timely as required by Section 2.4(a), a stockholder’s notice must be delivered to NextG’s principal executive offices, or mailed and received at NextG’s principal executive offices, at least 120 calendar days before the one-year anniversary of the date on which NextG first mailed to stockholders NextG’s proxy statement for the previous year’s annual stockholder meeting. However, if no annual stockholder meeting was held in the previous year or if the annual stockholder meeting date has been changed by more than 30 days from the date of the prior year’s annual stockholder meeting, then, to be timely, a stockholder’s notice must be delivered to NextG’s principal executive offices, or mailed and received at NextG’s principal executive offices, no later than the close of business on the date that is the later of (i) 120 calendar days before such annual stockholder meeting and (ii) 10 calendar days after the date on which the annual stockholder meeting’s date was first publicly announced.
          (c) Stockholder Notice Content. To be valid under Section 2.4(a), a stockholder notice must be addressed to NextG’s corporate secretary, must specify each matter that the stockholder proposes to bring before the annual stockholder meeting, and must contain the following information: (i) a brief description of the business that the stockholder proposes to bring before the annual stockholder meeting, (ii) the reasons for conducting such business at the annual stockholder meeting, (iii) the proposing stockholder’s name and address, as they appear on NextG’s books, (iv) the class and number of NextG shares that the proposing stockholder beneficially owns, (v) any material interest that the proposing stockholder has in such business, and (vi) any other information that the proposing stockholder is required to provide according to Regulation 14A issued under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in the proposing stockholder’s capacity as a stockholder proposal proponent. Notwithstanding the foregoing, to include any information about a stockholder proposal in the proxy statement and proxy form for any stockholder meeting, the proposing stockholder must give notice in the manner required by the regulations issued under the 1934 Act. Notwithstanding anything in these bylaws to the contrary, no business will be conducted at any annual stockholder meeting, except in strict compliance with the procedures specified in this Section 2.4. If warranted by the facts, the annual stockholder meeting’s chairperson will determine and declare at the meeting that business was not properly brought before the meeting as required by this Section 2.4. In any such case, such business that was not properly brought before the meeting will not be conducted.
          (d) Director Nominations. To be eligible for any director election, a person must first be nominated in strict compliance with this Section 2.4. At a stockholder meeting, a person may be nominated for a director election only by the Board, by a person acting at the Board’s direction, or by any NextG stockholder who is entitled to vote in director elections at the stockholder meeting and who also complies with the notice procedures and requirements specified in this Section 2.4. In addition to complying with the notice procedures and requirements specified elsewhere in this Section 2.4, any stockholder seeking to nominate a person for a director election at a stockholder meeting must also specify the following information in such stockholder’s timely written notice to NextG’s corporate secretary: (i) as to each of the stockholder’s proposed director election nominee or director re-election nominee: (A) such nominee’s name, age, business address, and residence address, (B) such nominee’s principal occupation or employment, (C) the class and number of NextG shares that such nominee beneficially owns, (D) a description of all arrangements or understandings between the nominating stockholder, each nominee, and each other person or persons (who must be specifically named) under which the nominating stockholder is making the nominations, and (E) any other information relating to such nominee that is required to be disclosed in proxy solicitations for director elections, or is otherwise required, in each case as required by Regulation 14A issued under the 1934 Act (including each nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to the nominating stockholder, the information about such nominating stockholder that is required to be provided under this Section 2.4. At the Board’s request, any person nominated by a stockholder for a director election must furnish to NextG’s corporate secretary all information about the nominee that is required to be disclosed in the stockholder’s nomination notice. No person will be eligible for any director election, unless such person is nominated according to the procedures and requirements specified in this Section 2.4. If warranted by the facts, the annual stockholder meeting’s chairperson will determine and declare at the meeting that a nomination was not properly made as required by this Section 2.4. In any such case, the defective nomination will be disregarded.
          (e) Certain Reports. Nothing in these bylaws will prevent the annual stockholder meeting participants from considering and approving or disapproving reports from officers, directors, and/or Board committees. However, in connection with considering, approving, and disapproving any such reports, no new business will be acted upon at any such annual meeting stockholder, unless such new business is properly brought before the annual stockholder meeting in the manner specified in this Section 2.4.
          (f) NextG Notices. Whenever stockholders are required or permitted to take any action at any stockholder meeting, NextG will give a written meeting notice to each stockholder entitled to vote at the stockholder meeting. The written meeting notice will specify the meeting location (if any), date, time, and the remote communication method by which stockholders and proxy holders may be deemed to be personally present and eligible to vote at such stockholder meeting (if any). If the stockholder meeting is a special stockholder meeting, the written meeting notice will also specify the special stockholder meeting’s purpose or purposes. Except as otherwise provided in the DGCL, the Certificate, or these bylaws, NextG will give each written stockholder meeting notice to each stockholder entitled to vote at such stockholder meeting at least 10 before the stockholder meeting date, but not more than 60 days before the stockholder meeting date.
     2.5 Quorum.
          (a) Standards. At all stockholder meetings, the holders of a majority of the shares that are issued, outstanding, and entitled to vote, present in person or represented by proxy, will constitute a quorum to conduct business. Whenever a separate vote by one or more classes or series is required to vote on any matter at any stockholder meeting, the holders of a majority of the shares of each applicable class or series that are issued, outstanding, and entitled to vote, present in person or represented by proxy, will constitute a quorum entitled to vote and take action on that matter, except as otherwise provided by law, the Certificate, or these bylaws.
          (b) Adjournment. However, if a quorum is not personally present or represented at any stockholder meeting, then either (i) the stockholder meeting chairperson or (ii) the stockholders entitled to vote at the stockholder meeting, present in person or represented by proxy, will have power to adjourn the stockholder meeting from time to time, without notice other than announcing the adjournment at the stockholder meeting, until a quorum is present or represented. At such adjourned stockholder meeting for which a quorum is present or represented, any business may be conducted that might have been conducted at the stockholder meeting as originally noticed.

     2.6 Adjourned Meetings and Adjourned Meeting Notices. Unless these bylaws specifically require otherwise, when a stockholder meeting is adjourned to another time or place, no notice of the adjourned stockholder meeting will be required if the time, place (if any), and the remote communication method by which stockholders and proxy holders may be deemed to be personally present and eligible to vote at such adjourned stockholder meeting (if any) are announced at the adjourned stockholder meeting. At the adjourned stockholder meeting, NextG may conduct any business that might have been conducted at the originally scheduled stockholder meeting. If the original stockholder meeting is adjourned for more than 30 days, or if a new record date is fixed for the adjourned stockholder meeting after the originally scheduled stockholder meeting, then NextG will give an adjourned stockholder meeting notice to each record stockholder entitled to vote at the adjourned stockholder meeting.
     2.7 Business Conduct. At each stockholder meeting, the stockholder meeting’s chairperson will determine and regulate the meeting’s voting procedure, business order, and business conduct.
     2.8 Voting.
          (a) Entitled Stockholders. The stockholders who are entitled to vote at any stockholder meeting will be determined according to Section 2.10, subject to DGCL Section 217 (relating to the voting rights of fiduciaries, pledgors, and joint owners of stock) and to DGCL Section 218 (relating to voting trusts and other voting agreements).
          (b) Votes. Unless otherwise required by the Certificate or these bylaws, each stockholder will be entitled to one vote for each share of capital stock held by such stockholder.
          (c) Stockholder Actions. Except as otherwise required by law, the Certificate, or these bylaws, in all matters other than electing directors, the affirmative majority vote of the voting power of the shares personally present or represented by proxy at the stockholder meeting and entitled to vote on the applicable subject matter will be the stockholders’ action. Except as otherwise required by law, the Certificate, or these bylaws, directors will be elected by a plurality of the voting power of the shares personally present or represented by proxy at the stockholder meeting and entitled to vote on director elections. Whenever a separate vote by one or more classes or series is required to vote at any stockholder meeting on any matter other than director elections, the affirmative majority vote of the shares of each applicable class or series personally present or represented by proxy at the stockholder meeting will be the action of each such applicable class or series, except as otherwise provided by law, the Certificate, or these bylaws.
     2.9 Stockholder Action by Written Consent Without a Meeting. Subject to the rights of the Preferred Stock holders (if any) or of any other stock class or series with a dividend or liquidation preference over the Common Stock (if any), any required or permitted stockholder action must be taken at a duly called NextG annual or special stockholder meeting and may not be taken by any written stockholder consent.
     2.10 Record Date, Voting, and Consents.
          (a) Board-Established Record Date. The Board may fix a record date to determine the stockholders entitled to receive notice of, or to vote at, any stockholder meeting or any stockholder meeting adjournment, to determine the stockholders entitled to receive dividends, other distributions, or any rights allocations, to determine the stockholders entitled to exercise any rights with respect to any stock change, conversion, or exchange, or to take any other lawful action. Any such record date (i) will not precede the date on which the Board adopts the resolution fixing the record date, (ii) will not be more than 60 days nor less than 10 days before the applicable stockholder meeting or stockholder meeting adjournment, and (iii) will not be more than 60 days before NextG takes the applicable action for which the record date was fixed.
          (b) Default Record Date. If the Board does not specifically fix a record date, then:
               (i) to determine the record stockholders entitled to receive notice of any stockholder meeting or to determine the record stockholders entitled to vote at any stockholder meeting, the record date will be the close of business on the day immediately preceding the day on which the stockholder notice is given, or, if stockholder notice is waived, then the record date will be the close of business on the day immediately preceding the day on which the stockholder meeting is held.
               (ii) to determine the record stockholders for any other purpose, the record date will be at the close of business on the day on which the Board adopts the applicable resolution relating to such purpose.
          (c) Stockholder Meeting Adjournment. Any determination of the record stockholders entitled to receive notice of any stockholder meeting or of the record stockholders entitled to vote at any stockholder meeting will also apply to any stockholder meeting adjournment, but the Board may fix a new record date for the adjourned stockholder meeting.
     2.11 Proxies. Each stockholder who is entitled to vote at any stockholder meeting may authorize another person or persons to act for such stockholder by proxy. Any such proxy must be (a) authorized in writing or by a transmission permitted by law and (b) filed in compliance with the procedure established for the applicable meeting, but no such proxy will be voted or acted upon after three years from the proxy’s date, unless the proxy specifically provides for a longer time period. A written proxy may be in the form of a fax, an electronic mail message, a telegram, or any other electronic transmission form that contains or is submitted with information establishing that the applicable stockholder authorized the fax, electronic mail message, telegram, or other electronic transmission form. DGCL Section 212 will govern the revocability of any proxy that specifically states that the proxy is irrevocable.
     2.12 Voting Stockholder List. At least 10 days before every stockholder meeting, the NextG officer who is in charge of NextG’s stock ledger will prepare and make a complete list of the stockholders entitled to vote at the stockholder meeting. Such stockholder list will be arranged in alphabetical order, will show each entitled stockholder’s address, and will show the number of shares registered in each entitled stockholder’s name. However, on such stockholder list, NextG will not be required to include electronic mail addresses or any other electronic contact information. At least 10 days before the stockholder meeting, NextG will open such stockholder list to any stockholder’s examination for any purpose relevant to the stockholder meeting, and such stockholder list will be available (a) on a reasonably accessible electronic network if the required access information is provided with the stockholder meeting notice or (b) at NextG’s principal business office during ordinary business hours. If NextG makes the stockholder list available on an electronic network, then NextG may take reasonable steps to ensure that the stockholder list is available only to NextG stockholders. If the stockholder meeting will be held at a place, then the stockholder list will be produced and kept at the stockholder meeting location during the entire stockholder meeting, and the stockholder list may be inspected by any stockholder who is present at the stockholder meeting. If the stockholder meeting will be held solely by a remote communications method, then the stockholder list will also be open to any stockholder’s examination during the entire stockholder on a reasonably accessible electronic network, and the required access information will be provided with the stockholder meeting notice. Such stockholder list will presumptively determine the identity of the stockholders who are entitled to vote at the stockholder meeting and the number of shares held by each such stockholder.
     2.13 Election Inspectors.
          (a) Election Inspector Appointment. Before each stockholder meeting, the Board will appoint either one election inspector or three election inspectors to act at the stockholder meeting or the stockholder meeting adjournment. If any appointed election inspector does not attend the stockholder meeting or fails or refuses to act at the stockholder meeting, then the stockholder meeting chairperson may, or upon the request of any stockholder or any stockholder’s proxy will, select another person to replace the originally appointed election inspector.
          (b) Election Inspector Duties. In performing election inspector duties, each election inspector will act impartially, in good faith, to the best of the election inspector’s ability, and as expeditiously as is practical. Each election inspector’s duties will consist of:
               (i) determining the number of shares outstanding, each share’s voting power, the number of shares represented at the stockholder meeting, the existence or absence of a quorum, and the authenticity, validity, and effect of proxies;
               (ii) receiving votes, ballots, or consents;
               (iii) hearing and determining all challenges and questions that arise in connection with any voting rights;
               (iv) counting and tabulating all votes or consents;
               (v) determining when the polls will close;
               (vi) determining election and voting results; and
               (vii) taking any other actions that may be necessary or proper to conduct the election or vote with fairness to all stockholders.
          (c) Election Inspector Actions. If the Board appoints three election inspectors, then any election inspector majority’s decision, act, or certificate will be effective in all respects as all election inspectors’ collective decision, act, or certificate. Any election inspector reports or certificates will be prima facie evidence of the facts stated in such reports or certificates.
ARTICLE III — DIRECTORS
     3.1 Board Powers. NextG’s business and affairs will be managed by or under the Board’s direction, except as may be otherwise provided in the DGCL or the Certificate.

     3.2 Number of Directors. The Board will consist of one or more directors, each of whom must be a natural person. Unless the Certificate fixes the number of directors, the number of directors will be determined from time to time by Board resolution. No reduction in the authorized number of directors will have the effect of removing any director before that director’s office term expires.
     3.3 Director Election, Qualification, and Office Term. Except as provided in Section 3.4, each director (including a director elected to fill a vacancy) will hold office until such director’s office term expires and such director’s successor is elected and qualified, or until such director’s earlier death, resignation, or removal. Unless otherwise required by the Certificate or these bylaws, directors do need not to be NextG stockholders. The Certificate or these bylaws may prescribe other director qualifications. If provided in the Certificate, NextG’s directors will be divided into three classes.
     3.4 Director Resignations and Director Vacancies.
          (a) Director Resignations. At any time, any director may resign by giving NextG a resignation notice in writing or by electronic transmission. A director’s resignation will be effective immediately when the resignation notice is delivered to NextG, unless the resignation notice specifies a later resignation effective date or a resignation effective date conditioned on one or more future events. A director’s resignation that is conditioned on the director failing to receive a specified director re-election vote may provide that the resignation is irrevocable. Unless otherwise provided in the Certificate or these bylaws, if one or more directors resign effective on a future date, then a majority of the directors then in office, including those who have so resigned, will have power to fill the resulting vacancy or vacancies. In any such case, the Board vote to fill the resulting vacancy or vacancies will take effect when such resignation or resignations become effective.
          (b) Director Vacancies. Unless otherwise provided in the Certificate or these bylaws, vacancies and newly-created directorships resulting from any increase in the authorized number of directors elected by all stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If the directors are divided into classes, then a newly elected director who is so elected by the directors then in office to fill a vacancy or newly-created directorship will hold office until the next election of the class for which such newly elected director will have been chosen and until such newly elected director’s successor will have been duly elected and qualified.
          (c) No Directors. At any time, if NextG has no directors in office for any reason (including death or resignation), then any NextG officer, any NextG stockholder, any NextG stockholder’s executor, administrator, trustee, or guardian, or any other fiduciary entrusted with similar responsibility for a stockholder or a stockholder’s estate may call a special stockholder meeting in accordance with the Certificate or these bylaws, or may apply to the Delaware Chancery Court for a decree summarily ordering an election as provided in DGCL Section 211.
          (d) Delaware Chancery Court Orders. Whenever any director vacancy or any newly-created directorship exists or is filled, if the directors then in office constitute less than a majority of the entire Board (as constituted immediately before any such increase), then one or more stockholders who collectively hold at least 10% of NextG’s then-outstanding voting shares having the right to vote for such directors may apply to the Delaware Chancery Court for a decree summarily ordering an election to fill any such vacancy or newly-created directorship, or an election to replace the directors chosen by the directors who are then in office and who then constitute less than a majority of the entire Board (as constituted immediately before any such increase). DGCL Section 211 will govern any such election to the extent that DGCL Section 211 is applicable.
     3.5 Board Meeting Locations and Telephonic Meetings. The Board may hold any regular Board meeting or any special Board meeting at any location within Delaware or outside Delaware. Unless otherwise restricted by the Certificate or these bylaws, any member of the Board or of any Board-designated committee may participate in any Board meeting or in any committee meeting by telephone conference telephone or by any other remote communications method, but only if meeting participants can hear each other. Any such meeting participation will constitute the Board or committee member’s personal presence at the Board or committee meeting.
     3.6 Regular Board Meetings. The Board may hold regular Board meetings without notice at any time and place as the Board may determine from time to time.
     3.7 Special Board Meetings and Special Board Meeting Notices.
          (a) Special Board Meetings. At any time and for any purpose, a special Board meeting may be called by the Board’s chairperson, NextG’s chief executive officer, NextG’s president, NextG’s secretary, or a majority of the authorized number of directors.
          (b) Special Board Meeting Notices. For each special Board meeting, a special board meeting notice must be given to each director by personal delivery, by telephone, by United States first-class mail (with postage pre-paid), by fax, or by electronic mail, in each case and as applicable, using each director’s address, telephone number, fax number, or electronic mail address, as shown on NextG’s records. Each such special Board meeting notice will specify the special Board meeting time and location, unless the special Board meeting will be held at NextG’s principal executive office, in which case the special Board meeting location will not be required in the special Board meeting notice. No special Board meeting notice will be required to include the special Board meeting’s purpose.
          (c) Notice Effectiveness. If a special Board meeting notice is given by personal delivery, by telephone, by fax, or by electronic mail, then the special Board meeting notice will be delivered or sent at least 24 hours before the scheduled special Board meeting time. If the special Board meeting notice is sent by United States mail, then the special Board meeting notice will be deposited in the United States mail at least four days before the scheduled special Board meeting time. Any oral notice may be communicated to the director.
     3.8 Board Quorum and Board Voting.
          (a) Board Quorum. At all Board meetings, a majority of the total authorized number of directors will constitute a quorum for conducting business. If a quorum is not present at any Board meeting, then the present directors may adjourn the Board meeting from time to time, without notice other than announcing the adjournment at the Board meeting, until a quorum is present.
          (b) Board Action. If a quorum is initially present at any Board meeting, then the affirmative vote of a majority of the directors present at the Board meeting will be the Board’s valid action, except as may be otherwise specifically provided by statute, the Certificate, or these bylaws. If a quorum is initially present at any Board meeting, then the Board may continue to conduct business, even if one or more directors withdraw from the Board meeting, but only to the extent that any Board action taken is approved by a majority of that Board meeting’s required quorum.
          (c) Certain Board Voting Calculations. If the Certificate provides that one or more directors will have more or less than one vote per director on any matter, then every reference in these bylaws to a director majority or to any other director proportion will refer to a majority or such other proportion of directors’ votes.
     3.9 Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate or these bylaws, any action that the Board or a committee is required or permitted to take at any Board or committee meeting may be taken without a meeting if all directors or all committee members (as applicable) consent to such action in writing or by electronic transmission and if the writing, writings, electronic transmission, or electronic transmissions are filed with the Board minutes or committee minutes (as applicable). Such filed consents will be in paper form if the minutes are maintained in paper form and will be in electronic form if the minutes are maintained in electronic form.
     3.10 Director Fees and Compensation. Unless otherwise restricted by the Certificate or these bylaws, the Board will have the authority to fix director compensation.
     3.11 Director Removal. NextG stockholders can remove a director from the Board only for cause. No reduction in the authorized number of directors will have the effect of removing any director before the director’s office term expires.
ARTICLE IV — COMMITTEES
     4.1 Board Committees. By Board resolution approved by a majority of the authorized number of directors, the Board may designate one or more committees. Each committee will consist of one or more directors, and the Board may designate one or more directors as alternate committee members, who may replace any absent or disqualified committee member at any committee meeting. If a committee member is absent or disqualified from a committee meeting, then the present and qualified committee member or members, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the committee meeting in place the absent or disqualified committee member. To the extent provided in the applicable Board resolution or in these bylaws, any such committee will have and may exercise all Board powers and authority in managing NextG’s business and affairs, and may authorize affixing NextG’s corporate seal to all papers that may require NextG’s corporate seal, but no committee will have the power or authority to (a) approve, adopt, or recommend to the stockholders any action or matter (other than electing or removing directors) that the DCGL expressly requires NextG to submit to stockholders for approval or (b) adopt, amend, or repeal any NextG bylaw.
     4.2 Committee Minutes. Each committee will keep regular minutes of the committee’s meetings and, when required, will report the committee meeting minutes to the Board.
     4.3 Committee Meetings and Committee Actions.
          (a) General Committee Governance. Committee meetings and committee actions will be governed by and will comply with Section 3.5 (board meeting locations and telephonic meetings), Section 3.6

(regular Board meetings), Section 3.7 (special Board meetings and special Board meeting notices), Section 3.8 (Board quorum and Board voting), Section 3.9 (Board action without by written consent without a meeting), and Section 7.5 (notice waiver), in each case with the textual and contextual changes that are necessary to substitute the committee for the Board and the committee members for the directors.
          (b) Exceptions. Notwithstanding Section 4.3(a), (i) regular committee meeting times may be determined either by Board resolution or by the committee’s resolution; (ii) special committee meetings may be called by Board resolution; (iii) all special committee meeting notices will be given to all committee members and to all alternate committee members who have the right to attend such committee’s meetings; and (iv) the Board may adopt rules to govern any committee to the extent that such adopted rules are not inconsistent with these bylaws.
          (c) Certain Committee Voting Calculations. If any Certificate provision provides that one or more directors will have more or less than one vote per director on any matter, then such Certificate provision will apply to committee voting and subcommittee voting, unless otherwise provided in the Certificate or these bylaws.
     4.4 Subcommittees. Unless otherwise provided in the Certificate, these bylaws, or the Board resolutions designating the committee, a committee may create one or more subcommittees and may delegate to a subcommittee any or all of the committee’s powers and authority. Each subcommittee will consist of one or more committee members,
ARTICLE V — OFFICERS
     5.1 Officers. NextG’s officers will consist of a president and a secretary. At the Board’s discretion, NextG may also have a Board chairperson, a Board vice-chairperson, a chief executive officer, a chief financial officer, a treasurer, one or more assistant treasurers, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, and any such other officers as may be appointed in accordance with these bylaws. Any one person may hold any number of offices.
     5.2 Officer Appointments. Except for officers that may be appointed under Section 5.3, the Board will appoint NextG’s officers, in each case subject to an officer’s rights under any employment contract (if any).
     5.3 Subordinate Officers. The Board may appoint, or may empower the chief executive officer to appoint, or may empower the president to appoint (in the absence of a chief executive officer) such other NextG officers and agents that NextG’s business may require. Each such NextG officer and agent will hold office for the time period, will have the authority, and will perform the duties specified in these bylaws or as the Board may determine from time to time.
     5.4 Officer Removal, Officer Resignation, and Officer Vacancy.
          (a) Officer Removal. Subject to any existing employment contract rights (if any), the Board may remove any officer, either with or without cause, by an affirmative Board majority vote at any regular Board meeting or special Board meeting or, except for an officer that the Board chose, by any officer upon whom the Board conferred such removal power.

          (b) Officer Resignations and Vacancies. At any time, any officer may resign by giving NextG a resignation notice in writing or by electronic transmission. An officer’s resignation will be effective immediately when the officer resignation notice is delivered to NextG, unless the resignation notice specifies a later resignation effective date or a resignation effective date conditioned on one or more future events. Unless otherwise specified in the resignation notice, no NextG or Board acceptance will be necessary to make the resignation effective. No officer resignation will prejudice NextG’s rights under any applicable employment contract with such officer (if any). Any vacancy in any NextG office will be filled by the Board or as provided in Section 5.3.
     5.5 Representing Other Corporation Shares. The Board chairperson, NextG’s president, any NextG vice president, NextG’s treasurer, NextG’s secretary, any NextG assistant secretary, and any other person designated by the Board, NextG’s president, or NextG’s secretary will be authorized to vote, represent, and exercise on NextG’s behalf all rights incident to any and all shares of any other corporation or corporations standing in NextG’s name. The authority granted in this Section 5.5 may be exercised either by such authorized person directly or by any other person to whom such authorized person gave authority to do so by a duly executed proxy or power-of-attorney.
     5.6 Officer Authority and Duties. In managing NextG’s business, each NextG officer will have the authority and duty to perform the responsibilities that the Board or the stockholders designate from time to time; provided that, to the extent not so designated, each NextG officer will have the authority and duty to perform the responsibilities that generally pertain to the applicable office, but always subject to the Board’s control.
ARTICLE VI — STOCK
     6.1 Stock Certificates and Partly-Paid Shares.
          (a) Stock Certificates. NextG’s shares will be represented by certificates, but the Board may provide by one or more Board resolutions that some or all of any or all classes or series of NextG’s stock will be uncertificated shares. Any such Board resolution will not apply to shares represented by a certificate until such certificate is surrendered to NextG. Every holder of stock represented by certificates will be entitled to have a certificate signed by NextG, or in NextG’s name, by the Board chairperson, the Board vice-chairperson, NextG’s president, or a NextG vice-president, and also by NextG’s treasurer, a NextG assistant treasurer, NextG’s secretary, or a NextG assistant secretary representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be facsimile signature. If any officer, transfer agent, or registrar who has signed a certificate or whose facsimile signature has been placed upon a certificate stops acting as such officer, transfer agent, or registrar before such certificate is issued, then such certificate still may be issued by NextG with the same effect as if such person were still such officer, transfer agent, or registrar at the issue date. NextG will not have the power to issue any certificate in bearer form.
          (b) Partly-Paid Shares. NextG may issue all or any part of NextG’s shares as partly paid and as subject to call for the remainder of the consideration to be paid for such partly-paid shares. Whenever NextG has issued partly-paid shares, the total consideration amount that remains to be paid for such partly-paid shares and the amount previously paid for such partly-paid shares will be stated on the face or back of each stock certificate that is issued to represent any such partly-paid shares, or on NextG’s books and records in the case of uncertificated partly-paid shares. If any dividend is declared on any partly-paid shares, then

NextG will declare a dividend on the partly-paid shares of the same class, but only with respect to the aggregate consideration percentage that has actually been paid for such partly-paid shares.
     6.2 Special Certificate Designation. If NextG is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences, and relative, participating, optional, or other special rights of each class and each series, along with the qualifications, limitations, or restrictions of such preferences and/or rights, will be fully described or summarized on the face or back of the certificate issued to represent such class or such series; provided that, except as otherwise required by DGCL Section 202, instead of the foregoing information, the face or back of the certificate issued to represent such class or such series may contain a statement that, without charge, NextG will furnish to each requesting stockholder the powers, designations, preferences, and relative, participating, optional, or other special rights of each class or series, along with the qualifications, limitations, or restrictions of such preferences and/or rights. Within a reasonable time after any uncertificated stock is issued or transferred, NextG will send to the stock’s registered owner a written notice containing the information that is required on stock certificates under this Section 6.2 or under DGCL Sections 156, 202(a), or 218(a) or, with respect to this Section 6.2, a statement that, without charge, NextG will furnish to each requesting stockholder the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of or series, along with the qualifications, limitations, or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, with respect to stockholder rights and obligations, NextG will not treat holders of the same class and series of stock differently because one or more holders have uncertificated stock, certificated stock, or both uncertificated stock and certificated stock.
     6.3 Lost Certificates. Except as provided in this Section 6.3, no new stock certificates will be issued to replace a previously-issued stock certificate, unless the previously-issued stock certificate is first surrendered to NextG and cancelled. NextG may issue a new stock certificate or a new uncertificated-share certificate to replace any previously-issued NextG stock certificate or uncertificated-share certificate that is alleged to have been lost, stolen, or destroyed. In any such case, NextG may require the owner of the lost, stolen, or destroyed certificate, or such owner’s legal representative, to give NextG a bond sufficient to indemnify NextG against any claim that may be made against NextG because of such alleged certificate loss, theft, or destruction or because NextG issued a new replacement certificate.
     6.4 Dividends.
          (a) Dividend Authorization. Subject to any restrictions contained in the Certificate or imposed by applicable law, (i) the Board may declare and pay dividends upon the shares of NextG’s capital stock and (ii) dividends may be paid in cash, in property, or in shares of NextG’s capital stock.
          (b) Dividend Reserve. Out of any NextG funds available for dividends, the Board may set apart a reserve or reserves for any proper purpose, which may include equalizing dividends, repairing or maintaining any NextG property, and meeting contingencies. The Board may also abolish any such reserve.
     6.5 Stock Transfers. Only the holders of NextG shares, appearing in person or by a duly authorized attorney, may make record transfers of such NextG shares upon NextG’s books. If such NextG shares are certificated, then such record transfers will also require the surrender of a certificate or certificates for the same number of NextG shares, with such certificate or certificates properly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer.

     6.6 Stock Transfer Agreements. NextG will have power to enter into and perform any agreement with any number of stockholders of any one or more classes of NextG stock to restrict the transfer of shares of NextG stock of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.
     6.7 Registered Stockholders. NextG (a) will be entitled to recognize the exclusive right of a person registered on NextG’s books as the owner of shares to receive dividends and to vote as such owner; (b) will be entitled to hold liable for calls and assessments the person registered on NextG’s books as the owner of shares; and (c) will not be bound to recognize any other person’s equitable or other claims to or interest in such share or shares, whether or not NextG will have express or other notice of any such claims or interest, except as otherwise provided by Delaware state law.
ARTICLE VII — NOTICE AND WAIVER
     7.1 Stockholder Meeting Notices. All stockholder meeting notices, if mailed, are given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as appearing on NextG’s records. In the absence of fraud, an affidavit from NextG’s secretary, any NextG assistant secretary, any NextG transfer agent, or any other NextG agent that the notice has been given will be prima facie evidence of the facts stated in such affidavit.
     7.2 Electronic Transmission Notices.
          (a) Authorization and Revocation. Without limiting the manner by which notice otherwise may be effectively given to stockholders under the DGCL, the Certificate, or these bylaws, any stockholder notice that NextG gives to a stockholder under any DGCL provision, the Certificate, or these bylaws will be effective if given by an electronic transmission form to which the stockholder has consented. By giving written notice to NextG, such consenting stockholder may revoke any such consent. Any such consent will be deemed revoked if (i) NextG is unable to deliver by electronic transmission two consecutive notices according to such consent and (ii) NextG’s secretary, assistant secretary, transfer agent, or other person responsible for giving notice becomes aware of such NextG inability. However, any inadvertent failure to treat such inability as a revocation will not invalidate any meeting or other action. Notwithstanding anything to the contrary in this Section 7.2, notice by an electronic transmission form will not apply to DGCL Sections 164, 296, 311, 312, or 324.
          (b) Effectiveness. Any notice permitted and given under Section 7.2(a) will be deemed given and effective (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) when such separate notice is given; and (iv) if by any other form of electronic transmission, when directed to the stockholder.
          (c) Affidavit. An affidavit of NextG’s secretary or an assistant secretary or of NextG’s transfer agent or other NextG agent that the notice has been given by a form of electronic transmission will, in the absence of fraud, be prima facie evidence of the facts stated therein.

          (d) Electronic Transmission. As used in these bylaws, the term “electronic transmission” means any communication form that (i) does not directly involve any physical paper transmission, (ii) creates a record that the recipient may retain, retrieve, and review, and (iii) the recipient may directly reproduce in paper form through an automated process.
     7.3 Stockholders Sharing an Address. Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be effectively given to stockholders the DGCL, the Certificate, or these bylaws, any stockholder notice that NextG gives to stockholders under the DGCL, the Certificate, or these bylaws will be effective if given by a single written notice to stockholders who share an address if such stockholders have consented to such single written notice. A stockholder will be deemed to have consented to receiving such single written notices for stockholders sharing the same address if NextG gives the stockholder written notice that NextG intends to send single written notices to stockholders sharing the same address and if the stockholder fails to object in writing to NextG within 60 days after receiving NextG’s intention notice. By giving NextG written notice, any such consenting stockholder may revoke any such given or deemed consent to receive such single written notices.
     7.4 Notice When Communication is Unlawful. Whenever the DGCL, the Certificate, or these bylaws require NextG to give notice to any person with whom communication is unlawful, NextG will not be required to give such notice to such person and NextG will not have any duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. In any such case, any action or meeting taken or held without notice to any such person with whom communication is unlawful will have the same force and effect as if such notice had been validly given. In any such case, if the corresponding action that NextG takes requires NextG to file a certificate under the DGCL, then the filed certificate will state that notice was given to all persons entitled to receive notice, except for persons with whom communication is unlawful, to the extent that notice is required and to the extent that such statement is true.
     7.5 Notice Waiver. Whenever the DGCL provision, the Certificate, or these bylaws require NextG to give notice, if the person entitled to receive notice gives a written and signed notice waiver or an electronically transmitted notice waiver, then the notice waiver will be deemed to be equivalent to notice, whether the notice waiver is given before or after the event for which notice is required. A person’s attendance at a meeting will constitute a notice waiver for such meeting, unless the person attends the meeting for the express purpose of objecting at the beginning of the meeting to conducting any business because the meeting is not lawfully called or convened. Unless required by the Certificate or these bylaws, the person giving any such written and signed notice waiver or such electronically transmitted notice waiver will not be required to specify in any such notice waiver the business that is to be conducted at, or the purpose of, any regular stockholder meeting or special stockholder meeting.
ARTICLE VIII — INDEMNIFICATION
     8.1 Certain Definitions. As used in this Article VIII:
          (a) the term “Court” means the Delaware Chancery Court or the court that in which a NextG Action was brought;
          (b) the term “Expenses” means all expenses, costs, attorneys’ fees, expert witness fees, judgments, fines, and settlement payments that an Indemnified Person actually and reasonably incurs in connection with a Proceeding or a NextG Action;

          (c) the term “Indemnified Person” means any person who was or is a party, or is threatened to be made a party, to any Proceeding or any NextG Action because (i) such person was or is a NextG director or officer or (ii) because, at NextG’s request, such person was or is serving as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise;
          (d) the term “NextG Action” means any threatened, pending, or completed action, suit, or proceeding by NextG or in NextG’s right to procure a judgment in NextG’s favor;
          (e) the term “Proceeding” means any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative) other than a NextG Action; and
          (f) (i) references to “NextG” include any successor corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if such constituent corporation’s separate existence had continued, would have had power and authority to indemnify such constituent corporation’s directors, officers, employees or agents, so that any person who was or is a director, officer, employee, or agent of such constituent corporation, or was or is serving at such constituent corporation’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, will stand in the same position under this Article VIII with respect to the successor or surviving corporation as such person would have stood with respect to such constituent corporation if such constituent corporation’s separate existence had continued; (ii) references to “other enterprises” include employee benefit plans; (iii) references to “fines” include any excise taxes assessed on a person with respect to an employee benefit plan; (iv) references to “serving at NextG’s request” include any service as a NextG director, officer, employee, or agent, which service imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or its beneficiaries; and (v) references to actions that are believed to be “not opposed to NextG’s best interests” will include actions by a person who acted in good faith and in a manner that such person reasonably believed to be in the interest of an employee benefit plan’s participants and beneficiaries.
     8.2 Third-Party Proceedings. To the fullest extent permitted by the DGCL as now or subsequently in effect, NextG will indemnify each Indemnified Person against Expenses incurred in connection with a Proceeding if such Indemnified Person acted in good faith, acted in a manner that such Indemnified Person reasonably believed to be in or not opposed to NextG’s best interests, and, with respect to any criminal Proceeding, had no reasonable cause to believe that such Indemnified Person’s conduct was unlawful. Any Proceeding’s termination by judgment, order, settlement, conviction, or no-contest plea will not alone create any presumption that such Indemnified Person did not act in good faith, did not act in a manner that such Indemnified Person reasonably believed to be in or not opposed to NextG’s best interests, or, with respect to any criminal Proceeding, did have reasonable cause to believe that such Indemnified Person’s conduct was unlawful. This Section 8.2 is subject to the other provisions of this Article VIII.
     8.3 Direct or Derivative NextG Actions. To the fullest extent permitted by the DGCL as now or subsequently in effect, NextG will indemnify each Indemnified Person against Expenses incurred in connection with a NextG Action if such Indemnified Person acted in good faith and acted in a manner that such Indemnified Person reasonably believed to be in or not opposed to NextG’s best interests. However, notwithstanding the immediately preceding sentence, NextG will not indemnify any such Indemnified Person for any claim, issue, or matter in such NextG Action as to which such Indemnified Person will have been adjudged to be liable to NextG, unless and only to the extent that, upon application, the Court determines that, despite the liability adjudication, but in view of all of the case’s circumstances, such Indemnified Person is fairly and reasonably entitled to indemnification for such Expenses as the Court deems proper. This Section 8.3 is subject to the other provisions of this Article VIII.
     8.4 Successful Defense. To the extent that an Indemnified Person has been successful on the merits or otherwise in defending any Proceeding or any NextG Action, or in defending any claim, issue, or matter in any such Proceeding or any such NextG Action, NextG will indemnified such Indemnified Person against the corresponding Expenses incurred in connection with such Proceeding, such NextG Action, or such claim, issue, or matter.
     8.5 Indemnifying Others. Subject to the other provisions of this Article VIII, NextG will have power to indemnify NextG’s employees and agents (in addition to Indemnified Persons) to the extent not prohibited by the DGCL or other applicable law. The Board will have the power to delegate to any one or more persons (other the affected employees and agents) the determination of whether NextG will indemnify any such employee or agent.
     8.6 Advanced Expense Payments. Before the final disposition of any Proceeding or any NextG Action, NextG will pay in advance an Indemnified Person’s corresponding Expenses in defending such Proceeding or NextG Action upon receiving (a) a written request for such advance payments, (b) documentation that reasonably proves such expenses, and (c) an adequate undertaking by or on behalf of such Indemnified Person to repay such amounts if an ultimate determination establishes that the Indemnified Person is not entitled to indemnification under this Article VIII or the DGCL. NextG may pay such Expenses that are incurred by former directors, former officers, or other former employees or agents upon such terms and conditions, if any, as NextG deems appropriate. Expense advances under this Section 8.6 will not apply to any Proceeding or NextG Action (or to any claim, issue, or matter in any such Proceeding or NextG Action) for which indemnification is excluded under these bylaws or prohibited by applicable law.
     8.7 Indemnification Limitation. Subject to the requirements in Section 8.4 and the DGCL, NextG will not be obligated to indemnify any Indemnified Person or other person under this Article VIII in connection with any Proceeding, any NextG Action, or any part of any Proceeding or any NextG Action:
          (a) for which payment has actually been made to or on behalf of such Indemnified Person or other person under any statute, insurance policy, indemnification provision, vote, or otherwise, except with respect to any excess beyond such amount paid;
          (b) for an accounting or disgorgement of profits under Section 16(b) of the 1934 Act, or similar provisions of federal, state, or local statutory law or common law, if such Indemnified Person or other person is held liable for such accounting or such disgorgement of profits (including under any settlement arrangements);
          (c) for any reimbursement to NextG by such Indemnified Person or other person of any bonus, or of any other incentive-based compensation or equity-based compensation, or of any profits realized by such Indemnified Person or other person from selling NextG securities, as required in each case under the 1934 Act (including any such reimbursements that arise from a NextG accounting restatement under Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or any payment to NextG of profits arising from the purchase and sale of securities by such Indemnified Person or other person in violation of Sarbanes-Oxley Act Section 306), if such Indemnified Person or other person is held liable for any such reimbursement or payment (including under any settlement arrangements);

          (d) initiated by such Indemnified Person or other person, including any Proceeding, any NextG Action, or any part of any Proceeding or NextG Action initiated by such Indemnified Person or other person against NextG or NextG’s directors, officers, employees, agents, or other indemnitees, unless (i) the Board authorized the Proceeding or the NextG Action (or the relevant part of the Proceeding or NextG Action) before such Proceeding or such NextG Action (or such relevant part) was initiated, (ii) NextG, in NextG’s sole discretion, provides the indemnification under the powers vested in NextG under applicable law, (iii) indemnification is otherwise required under Section 8.8, or (iv) indemnification is otherwise required by applicable law; or
          (e) if prohibited by applicable law.
     8.8 Determinations and Claims. If an indemnification claim or an Expense-advancement claim under this Article VIII is not paid in full within 90 days after NextG receives the corresponding written request (and, if applicable, the required documentation and undertaking described in Section 8.6), the claimant will be entitled to an adjudication by a court of competent jurisdiction of such claimant’s entitlement to such indemnification or such Expense advancement. NextG will indemnify such claimant against any and all expenses that such person incurs in connection with any such action for indemnification or Expense advancement from NextG under this Article VIII, to the extent that such claimant is successful in such action, and to the extent not prohibited by law. In any such suit, to the fullest extent not prohibited by law, NextG will have the burden of proving that the claimant is not entitled to the requested indemnification or Expense advancement.
     8.9 Non-Exclusive Rights. The indemnification and Expense advancement provided by, or granted under, this Article VIII will not be deemed exclusive of any other rights to which any person seeking indemnification or Expense advancement may be entitled under the Certificate or any statute, bylaw, agreement, stockholders vote, disinterested director vote, or otherwise, both as to any action in such person’s official capacity and as to any action in another capacity while holding such office. NextG is specifically authorized to enter into individual contracts with any or all NextG directors, officers, employees, or agents regarding indemnification and Expense advancement, to the fullest extent not prohibited by the DGCL or other applicable law.
     8.10 Insurance. NextG may purchase and maintain insurance on behalf of any Indemnified Person, any other NextG current or former employee or agent, or any other person who is or was serving at NextG’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as any of the foregoing, in each case whether or not NextG would have the power to indemnify such person against such liability under the DGCL.
     8.11 Survival. Any indemnification and Expense advancement rights conferred by this Article VIII will continue as to any person who has ceased to be a director, officer, employee, or agent and will inure to the benefit of such person’s heirs, executors, and administrators.
     8.12 Indemnification Repeal or Modification. Any amendment, alteration, or repeal of this Article VIII will not adversely affect any right or protection under this Article VIII of any person with respect to any act or omission occurring before such amendment, alteration, or repeal.

ARTICLE IX — GENERAL MATTERS
     9.1 Corporate Contracts and Instruments. Except as otherwise provided by law, the Certificate, or these bylaws, the Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in NextG’s name and on NextG’s behalf. Any such authority may be general or confined to one or more specific instances. Unless so authorized or ratified by the Board or within an officer’s agency power, no officer, agent, or employee will have any power or authority to bind NextG by any contract or engagement, to pledge NextG’s credit, or to render NextG liable for any purpose or for any amount.
     9.2 Fiscal Year. By Board resolution, the Board will fix and may change NextG’s fiscal year.
     9.3 Corporate Seal. By Board resolution, the Board may adopt a corporate seal and may alter such corporate seal. NextG may use any such corporate seal by causing the corporate seal or any corporate seal facsimile to be impressed, affixed, or reproduced in any other manner.
     9.4 Construction and Definitions. Unless the context requires otherwise, the general provisions, construction rules, and definitions in the DGCL will govern the construction of these bylaws. Without limiting the generality of the immediately preceding sentence, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person. The article, section, and subsection headings contained in these bylaws are used for convenience only and will not affect any interpretation of these bylaws.
ARTICLE X — AMENDMENTS
     10.1 General Amendments. These bylaws may be adopted, amended, or repealed by the stockholders entitled to vote. However, in the Certificate, NextG may confer the power to adopt, amend, or repeal bylaws upon the Board. The fact that such power has been so conferred upon the Board will not eliminate, diminish, or limit the stockholders’ power to adopt, amend, or repeal these bylaws.
     10.2 Certain Amendments. If adopted by stockholders, the Board will not further amend or repeal any bylaws amendment that specifies the votes necessary to elect directors.
* * * * *

NEXTG NETWORKS, INC.
BYLAWS AMENDMENT CERTIFICATE
     Hab Siam certifies that he is the duly elected, qualified, and acting NextG secretary and that the foregoing bylaws, comprising 18 pages, were amended and restated on                     , 2008 by NextG’s board of directors.
     Hab Siam has signed this bylaws amendment certificate on                     , 2008.

Secretary